Exhibit 3-2

ROSS MILLER Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4520
(775) 684 5708
Filed in the office of Document Number 20100960427-21 Filing Date: 12/28/2010 11:11 AM /s/ Ross Miller Entity Number E0189892006-1 Secretary of State State of Nevada	Website: www.nvsos.gov

Articles of Exchange
(Pursuant to NRS Chapter 92A - excluding 92A.200(4b))

Articles of Exchange
(PURSUANT TO NRS 92A.200)

USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
1)
Name and jurisdiction of organization of each constituent entity (NRS 92A.200).  If there are more than two constituent entities, check box   ☐    and attach an 8 1/2" x 11" blank sheet listing the entities continued from article one.

Pennsylvania	Limited Liability Corporation
Jurisdiction	Entity type*
Nevada	Corporation
Jurisdiction	Entity type*
2)	The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200).
This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Exchange Page 1 Revised: 03-26-09
USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1)
Name and jurisdiction of organization of each constituent entity (NRS 92A.200).  If there are more than two constituent entities, check box   ☐    and attach an 8 1/2" x 11" blank sheet listing the entities continued from article one.

Haddad Wylie Industries, LLC
Name of acquired entity

Pennsylvania	Limited Liability Corporation
Jurisdiction	Entity type*

IVT Software, Inc.
Name of acquiring entity

Nevada	Corporation
Jurisdiction	Entity type*

2)	The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200).

* Corporation, non-profit corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Exchange Page 1 Revised: 03-26-09

(Seal)	ROSS MILLER Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Exchange
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

3)
Owner’s approval (NRS 92A.200) (options a, b, or c must be used for such entity) (if there are more than two constituent entities, check box   ☐    and attach an 8 1/2" x 11" blank sheet listing the entities continued from article three):

(a)	Owner’s approval was not required from Name of acquired entity, and, or; . Name of acquiring entity, if applicable

(b)	The plan was approved by the required consent of the owners of * Haddad Wylie Industries, LLC Name of acquired entity, if applicable and, or; IVT Software, Inc. Name of acquiring entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Exchange Page 2 Revised: 03-26-09

(Seal)	ROSS MILLER Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov
Articles of Exchange
(PURSUANT TO NRS 92A.200)
Page 3

USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(c)
Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160):

The plan of exchange has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of exchange is required by the articles of incorporation of the domestic corporation.

 Name of acquired entity, if applicable

and, or;

IVT Software, Inc.
Name of acquiring entity, if applicable

4)	Location of Plan of Exchange (check a or b):

☒ or,	(a)	The entire plan of exchange is attached;

☐	(b)
The entire plan of exchange is on file at the registered office of the acquiring corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the acquiring entity (NRS 92A.200).

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Exchange Page 3 Revised: 03-26-09

(Seal)	ROSS MILLER Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Exchange
(PURSUANT TO NRS 92A.200)
Page 4

USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

5)	Effective date (optional)*:

6)
Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or a member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)**

If there are, more than two constituent entities, please check box and attach an 8 1/2" x 11" blank sheet listing the entities continued from article six.     ☐

Haddad Wylie Industries, LLC Name of acquired entity

/s/ Deric Haddad	President	12/28/2010
Signature	Title	Date

IVT Software, Inc. Name of acquiring entity

/s/ Deric Haddad	President	6/28/2010
Signature	Title	Date

* An exchange takes effect upon filing the articles of exchange or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

** The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230).  Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Exchange Page 4 Revised: 03-26-09